Exhibit 99.1

Candel Therapeutics Announces Two Executive Leadership Appointments

-	Jason A. Amello joins Candel as Chief Financial Officer
-	Garrett Nichols, MD, MS joins Candel as Chief Medical Officer

NEEDHAM, Mass., September 7, 2022 (GLOBE NEWSWIRE) — Candel Therapeutics, Inc. (Nasdaq: CADL) (Candel or the Company), a late clinical stage biopharmaceutical company developing novel oncolytic viral immunotherapies, today announced that Jason A. Amello, has been named as the Company’s Chief Financial Officer (CFO) and Garrett Nichols, MD, MS, has been named as the Company’s Chief Medical Officer (CMO). Mr. Amello is joining Candel effective September 21, 2022, and is replacing John Canepa, Candel’s current CFO, who has decided to pursue other interests and spend more time with his family.

Mr. Amello and Dr. Nichols together bring over five decades of biopharmaceutical experience to Candel. “Garrett’s and Jason’s deep leadership experience at both biotech and large pharmaceutical companies will be a significant addition to the leadership team at Candel and I look forward to working with both of them as we continue to build a world-class oncology company,” said Paul Peter Tak MD, PhD, FMedSci, President and CEO of Candel. “I also want to extend our deepest gratitude to John. He was instrumental in shaping the Company as we executed our IPO in 2021 and has continued to provide valuable strategic guidance to Candel. On behalf of the board, the leadership team and all of the Candel employees, we wish him well. He will be missed.”

Mr. Amello comes to Candel from Saniona AB, a rare disease biotech company where he served as CFO. Previously, Mr. Amello was Senior Vice President, CFO, and Treasurer of Akebia Therapeutics Inc. (Akebia), where, over a seven-year period, he led the company’s financing efforts, including its IPO. Prior to joining Akebia, he was Executive Vice President, CFO and Treasurer of Ziopharm Oncology, Inc., now Alaunos Therapeutics, Inc. Additionally, Mr. Amello held multiple finance leadership positions at Genzyme Corporation (acquired by Sanofi AG) (Genzyme) over an 11-year period, including Senior Vice President and Chief Accounting Officer, and also led the Strategic Financial Services group through which he served as a key advisor on all of Genzyme’s mergers and acquisitions and other strategic transactions from 2000 to 2011. Earlier in his career, he spent 10 years in the business advisory and assurance practice at Deloitte. Mr. Amello currently serves on the Board of Directors of the New England Baptist Hospital and of Acer Therapeutics, Inc. Mr. Amello holds a B.S. in finance/accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

Dr. Nichols joins the Company from Istari Oncology, Inc., an oncolytic viral immunotherapy company where he was CMO. Prior to that he had a successful career at GlaxoSmithKline, now GSK plc, where he led multiple global development programs including the late stage clinical trials and global regulatory submissions that led to the approval of TIVICAY and its fixed dose combination product TRIUMEQ for patients with HIV. He was Head of Clinical Development at ViiV Healthcare, LTD, a pharmaceutical company specializing in the development of therapies for HIV infection, and CMO at Chimerix, Inc., where he led the development of TEMBEXA, an approved treatment for smallpox. Dr. Nichols received his medical degree and trained in internal medicine at Duke University prior to earning a master’s degree in epidemiology and completing a fellowship in infectious diseases at the University of Washington, after which he was on faculty at the Fred Hutchinson Cancer Research Center and the Head of Infection Control at the Seattle Cancer Care Alliance.

“I am thrilled to be joining Candel and its talented team of experts at this pivotal time,” said Mr. Amello. “Candel’s novel oncolytic viral immunotherapy platform and product candidates are supported by compelling clinical data and demonstrate significant promise as a potential therapy against a broad range of difficult-to-treat solid tumor cancers. I look forward to supporting the Company’s mission of bringing its product candidates to market to help save, extend and improve the lives of cancer patients.”

“It is an exhilarating time to be joining Candel,” said Dr. Nichols. “The breadth and depth of the clinical programs at the Company are truly groundbreaking. I look forward to working with the impressive team at Candel and to continue developing the future of oncolytic viral immunotherapy as we strive to provide important treatments for patients with cancer.”

About Candel Therapeutics

Candel is a late clinical-stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens while creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. The enLIGHTEN™ Discovery Platform is based on Candel’s HSV technology.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, include key data readout milestones; expectations regarding the therapeutic benefit of its programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s Quarterly Report on Form 10-Q filed on August 5, 2022, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Lena Glaser

Vice President

Evoke Canale

lena.glaser@evokegroup.com

(619) 849-5391

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com